UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2103 City West Blvd.,
4th Floor
Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Final Settlement of Tender Offer

On October 26, 2012, Bristow Group Inc., a Delaware corporation (the “Company”), completed the final settlement of its previously announced cash tender offer (the “Tender Offer”) with respect to any and all of its outstanding $12,068,000 aggregate principal amount of 7 1/2% Senior Notes due 2017 (the “Notes”). The Company previously completed the early settlement of the Tender Offer with respect to $337,932,000 aggregate principal amount of Notes that were validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on October 11, 2012 (the “Consent Expiration”). Holders of such Notes received $1,041.50 per $1,000 principal amount validly tendered, plus accrued and unpaid interest thereon up to (but not including), October 12, 2012.

As of 11:59 p.m., New York City time, on October 25, 2012 (the “Expiration Date”), an additional $200,000 aggregate principal amount of Notes had been validly tendered following the Consent Expiration. On October 26, 2012, the Company accepted for purchase and payment all of such Notes, and the holders of such Notes received $1,011.50 per $1,000 principal amount of the Notes validly tendered, plus accrued and unpaid interest thereon up to (but not including), October 26, 2012. The Expiration Date marked the expiration of the Tender Offer. As of the Expiration Date, $11,868,000 aggregate principal amount of Notes were not tendered and purchased pursuant to the Tender Offer and remained outstanding.

Notice of Redemption

On October 31, 2012, the Company delivered a notice of redemption to U.S. Bank National Association (the “Trustee”). The notice of redemption provides the Trustee with notice that the Company will redeem all of its outstanding $11,868,000 aggregate principal amount of the Notes on November 30, 2012 (the “Redemption Date”), in accordance with the redemption provisions contained in the Notes and the indenture with respect to the Notes.

The redemption price consists of 103.750% of the aggregate principal amount of the outstanding Notes, plus accrued and unpaid interest to (but not including), November 30, 2012 (the “Redemption Price”).

Interest on the Notes will cease to accrue on and after the Redemption Date and, provided the Company does not default in making the payment of the Redemption Price, the only remaining right of the holders of the Notes after the Redemption Date shall be the right to receive payment of such Redemption Price (together with accrued and unpaid interest, if any, to the Redemption Date).

Forward-Looking Statements

This current report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Our forward-looking statements reflect our views and assumptions on the date of this current report regarding future events. They involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include statements discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year-ended March 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. We do not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Item

99.1	Press Release, dated October 26, 2012, relating to the final settlement of the Tender Offer.

99.2	Press Release, dated October 31, 2012, announcing the redemption of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC. (Registrant)

/s/ Joseph A. Baj
By:	Joseph A. Baj
Vice President and Treasurer

Dated: October 31, 2012

EXHIBIT INDEX

Exhibit No.	Item

99.1	Press Release, dated October 26, 2012, relating to the final settlement of the Tender Offer.

99.2	Press Release, dated October 31, 2012, announcing the redemption of the Notes.

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